Exhibit 10.4
FIRST AMENDMENT TO SUBLEASE
THIS FIRST AMENDMENT TO SUBLEASE (this "First Amendment") is made as of October 1, 2013 (the “Effective Date”), by and between EXELIXIS, INC., a Delaware corporation ("Sublandlord"), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant").
RECITALS
A.    Sublandlord and Subtenant entered into that certain Sublease dated as of July 25, 2011 (the "Sublease"). Pursuant to the Sublease, Subtenant subleases certain premises consisting of approximately 28,180 rentable square feet ("Subleased Premises") in a building located at 170 Harbor Way, South San Francisco, California. The Subleased Premises are more particularly described in the Sublease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Sublease.
B.     Sublandlord and Subtenant desire, subject to the terms and conditions set forth below, to amend the Sublease to, among other things, increase the rentable square footage subleased by Subtenant by adding to the Subleased Premises the two rooms (the “Expansion Space”) containing 470 rentable square feet in the aggregate that are located on the first floor of Building 170 and are designated as “PCR Lab” on Exhibit A attached to this First Amendment.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows, as of the Effective Date:

1.
Rentable Square Footage. The Subleased Premises are expanded to include the Expansion Space. Accordingly, the last sentence of Section 1 of the Sublease is hereby deleted in its entirety and replaced with the following:

“The parties hereto agree to the rentable square footage of the Subleased Premised is 28,650, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further re-measurement.”

2.
Base Rent. The base rent calculations set forth in Section 4(a) related to the “Third Floor Subleased Premises and First floor server and waste rooms” is hereby deleted in its entirety and replaced with the following:

“Subleased Premises other than the Vivarium Sublease Premises (24,280 RSF):
Months 1-4        $0.00/rsf/mo.        $0.00
Months 5-11        $1.65/rsf/mo.        $39,286.50
Months 12-23        $1.75/rsf/mo.        $41,667.50
Month 24        $1.80/rsf/mo.        $42,858.00
Months 25-35        $1.80/rsf/mo.        $43,704.00
Months 36-47        $1.85/rsf/mo.        $44,918.00
Months 48-59        $1.95/rsf/mo.        $47,346.00
Months 60-67        $2.00/rsf/mo.        $48,560.00”

3.	Additional Rent. The first sentence of Section 4(b) of the Sublease is hereby deleted in its entirety and replaced with the following:
“During the Sublease Term, if Sublandlord shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, including, without limitation, “Operating Expenses”, as defined in Section 7.2 of the Master Lease, and real property taxes, as set forth in Section 6.2 of

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the Master Lease, as each is incorporated herein by reference, but excepting those sums incurred by Sublandlord as a result of Sublandlord’s breach of the Master Lease, Subtenant shall pay, as “Additional Rent,” 100% of such additional rent or sums that relate to the Subleased Premises, and if the same cannot be so allocated then 40.9% of those charges that relate generally to Building 170 or 24.1% of those charges that relate generally to the Master Premises (as applicable, “Subtenant’s Share”); provided, however, that Subtenant shall be entitled to a proportional share of any refund of such additional rent or sums received by Sublandlord from Master Landlord in accordance with Section 7.4 of the Master Lease.”

4.	Map of Subleased Premises. Exhibit A to the Sublease is hereby deleted in its entirety and replaced with the Exhibit A attached to this First Amendment.

5.
Condition of Expansion Space. On the Effective Date, Sublandlord shall deliver possession of the Expansion Space to Subtenant in broom-clean condition with all personal property removed. Section 3(a) of the Sublease shall apply to the Expansion Space as if fully set forth in this First Amendment, except that “Effective Date” is substituted for “Start Date” wherever that term appears in such section.

6.	Miscellaneous.
a.    Sublandlord and Subtenant expressly acknowledge and agree that this First Amendment is subject to Master Landlord’s prior written consent to this First Amendment, on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”). Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. If Sublandlord fails to obtain Master Landlord’s Consent within thirty (30) days after execution of this Sublease by both Subtenant and Sublandlord, then either Sublandlord or Subtenant may terminate this First Amendment by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this First Amendment. Neither party shall have any liability to the other for any termination or cancellation of this First Amendment as a result of Master Landlord’s failure or refusal to consent to this First Amendment, unless such party by its willful act caused Master Landlord to refuse timely consent to this First Amendment. No termination or cancellation of this First Amendment as provided in this Section 6(a) shall terminate or cancel the Sublease. Upon any such termination or cancellation of this First Amendment, the Sublease shall remain in full force and effect unmodified by this First Amendment.
b.    This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
c.    This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
d.    This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
e.    Except as amended and/or modified by this First Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Sublease, the provisions of this First Amendment shall prevail.
[Signatures are on the next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

SUBLANDLORD:	EXELIXIS, INC., a Delaware corporation
By: /s/ Frank Karbe

Name: Frank Karbe
Title: EVP & CFO

SUBTENANT:	THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation
By: /s/ Harold E. Selick, Ph.D.

Name: Harold E. Selick, Ph.D.
Title: Chief Executive Officer

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EXHIBIT A
MAP OF SUBLEASED PREMISES

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